Exhibit 99.1

FOR IMMEDIATE RELEASE
June 9, 2021

Investor Relations contact: Mark Muth (mark.muth@huntington.com) 614-480-4720
Media contact: Randi Berris (randi.berris@huntington.com) 248-608-5239

HUNTINGTON COMPLETES MERGER WITH TCF, ADDS FIVE NEW BOARD MEMBERS
Huntington Now Top 25 U.S. Bank Holding Company

COLUMBUS, Ohio – Huntington Bancshares Incorporated (Nasdaq: HBAN; “Huntington”) today announced it has closed its merger with TCF Financial Corporation (“TCF”), creating a Top 25 U.S. bank holding company.

The combination positions Huntington for enhanced profitability and scale, revenue growth opportunities, significant cost synergies, and a strengthened market position, all driving increased long-term shareholder value.

“We are pleased to announce the completion of this combination with TCF and look forward to welcoming our new colleagues and customers to Huntington.  We also look forward to strengthening our community impact through the combined bank,” said Stephen D. Steinour, chairman, president and CEO of Huntington.  “This is a significant step forward for Huntington in our vision to build the leading People-First, Digitally Powered bank in the nation.”

The combined company has approximately $175 billion in assets, $142 billion in deposits, and $116 billion in loans based on March 31, 2021, balances.  Huntington now operates more than 1,100 total branches1.  The combination also marks Huntington’s entrance into attractive markets in Minnesota and Colorado, as well as new businesses, including inventory finance lending.  The headquarters for the Commercial Bank is in Detroit; Columbus remains the headquarters for the holding company and the Consumer Bank.

“Columbus, Detroit, and the Twin Cities are all very important markets for the future of Huntington.  We want a broad senior management presence, not only to lead our efforts with colleagues and support our customers, but also to strengthen the communities we serve,” Steinour said.  “Our business is about having the right people in the right places.  We will continue to have a distributed leadership model to maximize our local advantage across the footprint.”

In connection with the merger, Huntington’s Board of Directors appointed five new directors, all former directors of TCF:

•	Richard H. King, Managing Director of Operations - Retired, Thomson Reuters Corporation;
•	Barbara L. McQuade, Law Professor, University of Michigan;

1 Excludes the previously announced divestiture of 14 Michigan branches and the previously announced consolidation of 189 branches in Michigan and Ohio.

•	Roger J. Sit, Chief Executive Officer, Global Chief Investment Officer and Director, Sit Investment Associates;
•	Jeffrey L. Tate, Executive Vice President and Chief Financial Officer, Leggett & Platt; and
•	Gary Torgow, Chairman of the Board of Directors, The Huntington National Bank.

"Huntington is privileged to add these five directors with their unique skillsets and impressive experience to our Board.  Our Board is comprised of a deeply engaged, diverse group of directors with a shared vision and shared values.  We are committed to delivering top quartile financial performance to our shareholders and continuing to support all of our stakeholders," said Steinour.

Both Huntington and TCF customers will continue to bank as they normally do at their existing branches.  TCF customer accounts will be converted to Huntington's systems in the fourth quarter, and TCF customers will receive detailed information about the pending account conversions in the coming weeks.  Huntington customers will not be impacted by the conversion.

At the effective time of the merger on June 9, 2021, each share of TCF common stock was converted into the right to receive 3.0028 shares of Huntington common stock.  TCF shareholders will receive cash in lieu of fractional shares, in accordance with the merger agreement.  Former TCF common stock shareholders who received Huntington common shares in the merger and who continue to own those shares through the June 17, 2021 record date, will receive Huntington’s previously announced dividend of $0.15 per common share payable on July 1, 2021.

Each share of 5.70% Series C Non-Cumulative Perpetual Preferred Stock, no par value, of TCF (“TCF series C preferred stock”) was converted into the right to receive a share of 5.70% Non-Cumulative Perpetual Preferred Stock Series I, par value $0.01 per share, of Huntington (“Huntington Series I preferred stock”) at the effective time of the merger.  Each outstanding TCF depositary share (Nasdaq: TCFCP) that represented a 1/1000th interest in a share of the TCF series C preferred stock was converted into a Huntington depositary share (Nasdaq: HBANM) representing a 1/1000th interest in a share of Huntington Series I preferred stock.  The Board also declared and set aside a quarterly cash dividend on its newly created Huntington Series I preferred stock of $356.25 per share (equivalent to $0.35625 per depositary share) payable September 1, 2021, to holders of record on August 15, 2021.

About Huntington
Huntington Bancshares Incorporated (Nasdaq: HBAN) is a $175 billion asset regional bank holding company headquartered in Columbus, Ohio.  Founded in 1866, The Huntington National Bank and its affiliates provide consumers, small and middle-market businesses, corporations, municipalities, and other organizations with a comprehensive suite of banking, payments, wealth management, and risk management products and services.  Huntington operates more than 1,100 branches in 12 states, with certain businesses operating in extended geographies.  Visit Huntington.com for more information.

Caution regarding Forward-Looking Statements
This communication may contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the transaction, the plans, objectives, expectations and intentions of Huntington, and other statements that are not historical facts.  Such statements are subject to numerous assumptions, risks, and uncertainties.  Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements.  Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations.  The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements:  changes in general economic, political, or industry conditions; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; movements in interest rates; reform of LIBOR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services including those implementing our “Fair Play” banking philosophy; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the OCC, Federal Reserve, FDIC, and CFPB; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Huntington does business; the possibility that the proposed branch divestiture will not close when expected or at all because required regulatory approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the possibility that the branch divestiture may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the branch divestiture; and other factors that may affect the future results of Huntington.  Additional factors that could cause results to differ materially from those described above can be found in Huntington’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarter ended March 31, 2021, each of which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of Huntington’s website, http://www.huntington.com, under the heading “Publications and Filings” and in other documents Huntington files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time.  Huntington does not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.  As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.